Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (the “First Amendment”), dated June 30, 2014, is by and among ALTEVA, INC., a New York corporation (f/k/a Warwick Valley Telephone Company) (the “Borrower”), each lender from time to time party to the Credit Agreement (defined below) (collectively, the “Lenders” and individually, a “Lender”) and TRISTATE CAPITAL BANK, a Pennsylvania state chartered bank, as Agent (in such capacity, the “Agent”).

BACKGROUND

A.            Pursuant to that certain Credit Agreement, by and among the parties hereto, dated as of March 11, 2013 (the “Credit Agreement”), the Lenders agreed, inter alia, to extend to the Borrower a $17,000,000 revolving credit facility, expiring on June 30, 2014.

B.            In May of 2013 the Borrower and the Guarantors each changed their legal names, to those names set forth on the signature pages hereto.

C.            On June 1, 2014, by email correspondence, the parties reduced the Commitment under the Credit Agreement to $5,000,000.

D.            On September 1, 2013, Alteva of Syracuse, Inc. (f/k/a USA Datanet, Inc.) (“Syracuse”), sold certain of its assets pursuant to that certain Purchase and Sale Agreement dated September 1, 2013 by and between Whole Sale Carrier Services, Inc., a Florida corporation, and Syracuse (the “Purchase Agreement”).

E.             The Borrower has requested an 100 day extension of Expiration Date, which the Agent and Lenders are willing to provide subject to the terms and condition hereof.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.              Definitions.

(a)         General Rule.  Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b)         Amended Defined Terms. The following definitions appearing in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows::

“Expiration Date”: October 8, 2014.

“LIBOR Rate”:  For each Interest Period, a rate per annum (based on a year of 360 days and actual days elapsed) equal to the rate per annum obtained by dividing (x) the rate of interest (which shall be the same for each day in such Interest Period) determined by the Agent in accordance with its usual procedures to be the rate at which Dollar deposits are offered by leading banks in the London interbank deposit market two (2) LIBOR Business Days prior to the first day of such Interest Period in an amount approximately equal to the then outstanding principal amount of the Loans for the designated Interest Period, as quoted by ICE Benchmark Administration (“ICE”) or any successor thereto as approved by the Agent if ICE is no longer making a LIBOR rate quotation available (an “Alternate Source”), and as published as the “London Interbank Offered Rate” by Bloomberg (or if, at any time, for any reason, such rate is no longer published by Bloomberg or provided by ICE or any Alternate Source, a comparable replacement rate determined by the Agent at such time) by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage.  The LIBOR Rate shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold reserves in connection with its Eurocurrency funding or, if required to hold such reserves, whether or not it is required to hold reserves at the “LIBOR Reserve Percentage”.  The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Reserve Percentage.

2.              Amendment to Annex 1. The reference on Annex 1, setting forth the “Commitments” under the Credit Agreement, to the $17,000,000 Commitment of TriState Capital Bank is hereby amended to read “$5,000,000”.

3.              Consent to Sale of Assets.  Notwithstanding any limitation in Section 7.8 of the Credit Agreement, the Agent and Lenders hereby consent to the sale of assets of Syracuse pursuant to the Purchase Agreement.

4.              Representations and Warranties.  The Borrower hereby represents and warrants to the Agent and the Lenders that:

(a)         Representations.  Each of the representations and warranties contained in the Credit Agreement and/or the other Loan Documents are true, accurate and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b)         Power and Authority.  (i) it has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this First Amendment and any other documents which the Agent requires it to deliver hereunder; and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by it of the First Amendment have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this First Amendment will constitute the valid and binding obligations of it enforceable in accordance with their respective terms

(except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors’ rights generally and the availability of equitable remedies);

(c)          No Violations of Law or Agreements.  The making and performance of the First Amendment will not violate any provisions of any law or regulation, federal, state, local, or foreign, or its organizational documents, or result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which it or its property may be bound;

(d)         No Default.  No Potential Event of Default or Event of Default has occurred and is continuing; and

(e)          No Material Adverse Effect.  No Material Adverse Effect has occurred since March 11, 2013.

5.              Conditions to Effectiveness of Amendment.  This First Amendment shall be effective upon the Agent’s receipt of this First Amendment, duly executed by the Borrower and the Required Lenders.

6.              No Waiver; Ratification.  The execution, delivery and performance of this First Amendment shall not operate as a waiver of any right, power or remedy of the Agent under the Credit Agreement or any Loan Document, or constitute a waiver of any provision thereof (other than any requirement for prior consent with respect to the sale of assets under the Purchase Agreement).  Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower.  Nothing contained herein constitutes an agreement or obligation by the Agent or the Lenders to grant any further amendments to any of the Loan Documents.

7.              Acknowledgments.  To induce the Agent and the Lenders party hereto to enter into this First Amendment, the Borrower acknowledges, agrees, warrants, and represents that:

(a)         Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) The Loan Documents are valid and enforceable against, and all of the terms and conditions of the Loan Documents are binding on, it; (ii) any liens and security interests granted to the Agent, on behalf of the Lender Parties, by the Borrower pursuant to the Loan Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests; and (iii) it hereby waives any and all defenses, set-offs and counterclaims which it may have or claim to have against each of the Lender Parties as of the date hereof (provided that nothing contained herein shall, or shall be interpreted to, waive any of its rights to its deposit accounts maintained with the Agent).

(b)         No Waiver of Existing Defaults.  No Potential Event of Default or Event of Default exists immediately before or immediately after giving effect to this First Amendment.  Nothing in this First Amendment nor any communication between any Lender

Party, the Borrower or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of: (i) any Potential Event of Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect; or (ii) any rights or remedies which any Lender Party has against the Borrower under the Credit Agreement or any other Loan Document and/or applicable law, with respect to any such Potential Event of Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

8.              Binding Effect.  This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.              Governing Law.  This First Amendment shall be governed by, and be construed in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to its choice of law principles.

10.       Headings.  The headings of the sections of this First Amendment are inserted for convenience only and shall not be deemed to constitute a part of this First Amendment.

11.       Counterparts.  This First Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

ALTEVA, INC. (f/k/a Warwick Valley Telephone Company)

By:	/s/ Brian H. Callahan
Name:	Brian H. Callahan
Title:	Chief Financial Officer

TRISTATE CAPITAL BANK, as the Agent

By:	/s/ Mark W. Torie
Name:	Mark W. Torie
Title:	Senior Vice President

TRISTATE CAPITAL BANK, as the sole Lender

By:	/s/ Mark W. Torie
Name:	Mark W. Torie
Title:	Senior Vice President

7

ACKNOWLEDGEMENT OF GUARANTORS

The undersigned, having previously executed and delivered to the Agent that certain Guaranty Agreement, dated as of March 11, 2013, securing, inter alia, the Obligations under the Credit Agreement, does hereby consent and agree to the above terms and conditions of this First Amendment, and confirms as in full force and effect, without setoff, counterclaim, deduction or other claim of avoidance of any nature, their obligations to the Agent or the Lenders pursuant to such agreements.

ALTEVA LONG DISTANCE, INC. (f/k/a Warwick Valley Long Distance Co., Inc.)

By:	/s/ Brian H. Callahan
Brian H. Callahan
Vice President and Treasurer

ALTEVA HOMETOWN, INC. (f/k/a Hometown Online Inc.)

By:	/s/ Brian H. Callahan
Brian H. Callahan
Vice President and Treasurer

ALTEVA OF SYRACUSE, INC. (f/k/a USA Datanet, Inc.)

By:	/s/ Brian H. Callahan
Brian H. Callahan
Vice President and Treasurer

ALTEVA SOLUTIONS, INC. (f/k/a Alteva, Inc.)

By:	/s/ Brian H. Callahan
Brian H. Callahan
Vice President and Treasurer